  As filed with the Securities and Exchange Commission on November 30, 1999
                                               Registration No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ____________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                 ____________
                                  VIADOR INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                     94-3234636
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                               167 Second Avenue
                          San Mateo, California 94401
              (Address of principal executive offices) (Zip Code)

                                 ____________
                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                                 ____________
                                 Stan X. Wang
                     President and Chief Executive Officer
                                  Viador Inc.
                               167 Second Avenue
                          San Mateo, California 94401
                    (Name and address of agent for service)
                                (650) 685-3000
         (Telephone number, including area code, of agent for service)

                                 ____________
                        CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                                    Proposed               Proposed
                                            Amount to be        Maximum Offering       Maximum Aggregate          Amount of
  Title of Securities to be Registered      Registered(1)       Price per Share         Offering Price         Registration Fee
----------------------------------------  -----------------  ----------------------  ---------------------  --------------------
1999 Stock Incentive Plan                 1,685,246 shares          $ 0.1637(2)           $     275,848.12(2)       $     72.83
-------------------------                 5,314,754 shares          $ 30.375(3)           $ 161,435,652.75(3)       $ 42,619.02
Common Stock, $0.001 par value            7,000,000 shares
                                          -----------------
1999 Employee Stock Purchase Plan
---------------------------------           300,000 shares          $ 30.375(3)           $      9,112,500(3)       $  2,405.70
Common Stock, $0.001 par value            -----------------

                                          7,300,000 shares
                                          =================

Aggregate Registration Fee                                                                                          $ 45,097.55
                                                                                                            ====================
================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan or the 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of $0.1637 per share in effect for outstanding options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on November 23, 1999, as reported by the Nasdaq National Market.

                                    PART II

              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

               Viador Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Registration Statement No. 333-84041 on Form S-1 filed with the SEC on July 29, 1999, together with the amendments thereto on Form S-1/A filed with the SEC on September 9, 1999; October 1, 1999; October 18, 1999; and October 25, 1999 (two filings), respectively;

          (b) The Registrant's prospectus pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act") filed with the SEC on October 26, 1999, in connection with the Registrant's Registration Statement No. 333-84041, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1998; and

          (c) The Registrant's Registration Statement on Form 8-A12G filed with the SEC on October 20, 1999, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

               Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

               Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

               Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities, including reimbursement for expenses incurred, arising under the 1933 Act. To the extent that indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. Article VII,
Section 6, of the Registrant's bylaws provides for mandatory indemnification of its directors to the maximum extent permitted by the Delaware General Corporation Law and permissible indemnification of officers and employees. The Registrant's amended and restated certificate of incorporation provides that, under Delaware law, the Registrant's directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to us or our stockholders. This provision in the certificate of incorporation does not eliminate the director's fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant expects to enter into indemnification agreements with its officers and directors. The indemnification agreements will provide the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains directors and officers liability insurance.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

               Not Applicable.

Item 8.   Exhibits
          --------

Exhibit Number      Exhibit
--------------      -------

       4            Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-27741 on Form 8-A12G, together with any exhibits thereto, which
                    are incorporated herein by reference pursuant to Item 3(c)
                    to this Registration Statement.
       5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1            Consent of KPMG LLP, Independent Auditors.
    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
      24            Power of Attorney. Reference is made to page II-3 of this
                    Registration Statement.
    99.1            1999 Stock Incentive Plan.
    99.2            1999 Employee Stock Purchase Plan.


Item 9.   Undertakings
          ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan and Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 29th day of November, 1999.

                                   VIADOR INC.


                                   By: /s/ Stan X. Wang
                                      -------------------------------------
                                      Stan X. Wang
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Viador Inc., a Delaware corporation, do hereby constitute and appoint Stan X. Wang and Raja H. Venkatesh and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                             Date
---------------------------------------   --------------------------------------     --------------------
 /s/ Stan X. Wang                         Chief Executive Officer, President and      November 29, 1999
---------------------------------------   Director (Principal Executive Officer)
Stan X. Wang

              Signature                                   Title                             Date
---------------------------------------   --------------------------------------     --------------------
 /s/ Raja H. Venkatesh                    Chief Financial Officer (Principal          November 29, 1999
---------------------------------------
Raja H. Venkatesh                         Financial and Accounting Officer)

 /s/ Teddy Kiang                          Director                                    November 29, 1999
---------------------------------------
Teddy Kiang

                                          Director
---------------------------------------
Dawn G. Lepore

 /s/ Chong Sup Park                       Director                                    November 29, 1999
---------------------------------------
Chong Sup Park

 /s/ Virginia M. Turezyn                  Director                                    November 29, 1999
---------------------------------------
Virginia M. Turezyn

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
        4           Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-27741 on Form 8-A12G, together with any exhibits thereto, which
                    are incorporated herein by reference pursuant to Item 3(c)
                    to this Registration Statement.
        5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of KPMG LLP, Independent Auditors.
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
       24           Power of Attorney. Reference is made to page II-3 of this
                    Registration Statement.
     99.1           1999 Stock Incentive Plan.
     99.2           1999 Employee Stock Purchase Plan.